Exhibit 99.1
SurModics Reports Third Quarter 2006 Results
Record Revenue and Earnings
EDEN PRAIRIE, Minnesota — July 19, 2006 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and drug delivery technologies to the healthcare industry, today reported financial results for the third fiscal quarter ended June 30, 2006.
Third Quarter Highlights:
•	Record revenue of $18.1 million, up 10% year-over-year

•	Record revenue in all three operating segments

•	Record non-Cordis revenue

•	GAAP results:
•	Record operating income of $9.5 million

•	Record net income of $6.4 million

•	Record diluted EPS of $0.34
•	Non-GAAP results (excluding non-cash equity compensation expense):
•	Record operating income of $11.1 million (61% operating margin)

•	Record net income of $7.4 million

•	Record diluted EPS of $0.39
•	Five new licenses signed with SurModics customers, representing four of SurModics’ six business units
•	Six new product classes launched by our customers
•	8th consecutive quarter of record non-GAAP net income
•	9th consecutive quarter with non-Cordis revenue exceeding Cordis revenue
“SurModics is pleased to report strong financial and operating results for the third quarter of fiscal year 2006, achieving record revenue and earnings,” said Bruce Barclay, President and CEO. “We delivered broad-based revenue growth, setting new records in each of our three operating segments — Drug Delivery, Hydrophilic and Other, and Diagnostics and Drug Discovery. In addition to strong CYPHER sales, we also delivered record non-Cordis revenue in the quarter.”
“Our exceptional team of SurModics employees once again attained several significant operating milestones during the quarter,” continued Barclay. “Working in concert with the

Donaldson Company, we completed a significant agreement with Corning Life Sciences to market and distribute jointly developed synthetic extracellular matrix cell culture products. Our ophthalmology division signed its first license agreement, granting Bausch & Lomb access to our Genistein technology. Moreover, we announced additional customers using our hydrophilic coating technology on their DES delivery systems. In addition, we signed an agreement to jointly develop a drug-eluting prostatic stent with AbbeyMoor Medical.”
Revenue in the Hydrophilic and Other segment achieved the highest year-over-year growth rate of the company’s three operating segments. “We are pleased with the results we have achieved,” commented Barclay. “Our strong competitive position in the hydrophilic marketplace has allowed us to build a broad and growing base of customers currently using our advanced lubricity coating technologies to enhance their medical devices. Further, the trend toward minimally invasive procedures has increased demand for hydrophilic coatings in the marketplace, favorably positioning us for sustained success.”
Revenue for the third quarter of fiscal 2006 was $18.1 million, an increase of 10% from $16.5 million in the year earlier period. On a GAAP basis, operating income was a record $9.5 million; net income was a record $6.4 million; and diluted earnings per share was a record $0.34. Results include expensing of stock options, as required by SFAS No. 123(R).
On a non-GAAP basis, operating income grew 19% to a record $11.1 million, from $9.3 million in the prior-year period. The operating margin for the quarter was 61%. Net income increased 20% to a record $7.4 million, from $6.2 million in the same period last year. Diluted earnings per share was a record $0.39, an 18% increase from $0.33 in the third quarter of fiscal 2005. Non-GAAP results exclude non-cash compensation charges. Please see our financial tables and the footnotes for a detailed explanation and reconciliation of GAAP and non-GAAP figures.
For the first nine months of fiscal year 2006, revenue was a record $52.3 million, an increase of 13% from $46.3 million in the year earlier period. On a GAAP basis, operating income was $27.0 million; net income was $14.0 million; and diluted earnings per share was $0.75; these figures were all records. On a non-GAAP basis, operating income grew 15% to a record $31.4 million, from $27.3 million in the prior-year period. Net income increased 21% to a record $21.2 million, from $17.5 million in the same period last year. Diluted earnings per share was a record $1.12, an 18% increase compared with $0.95 for the first nine months of fiscal 2005. Non-GAAP results exclude non-cash compensation charges, the non-cash IPR&D charge in connection with the Company’s acquisition of InnoRx, Inc. in January 2005, and a non-cash impairment loss on our investment in Novocell. Please see our financial tables and the footnotes for a detailed explanation and reconciliation of GAAP and non-GAAP figures.
SurModics continues to expand its portfolio of pipeline projects. The company signed five new licenses in the third quarter, for a total of 16 to date in fiscal year 2006, already exceeding its goal of 15 for the fiscal year. As further evidence of the broad-based strength of our business, we signed licenses in four of our six business units. Additionally, during the quarter our customers launched 6 new product classes containing SurModics’ technologies. The company has 158 potential commercial products in development, up from 118 in the prior year period, representing each of the company’s four focus markets — Cardiovascular, Neurology, Ophthalmology and Orthopedics, with potential for both near-term and longer-term revenue growth.
“SurModics remains in excellent financial condition,” said Phil Ankeny, Senior Vice President and Chief Financial Officer. “Our balance sheet remains strong, with a cash and investment balance of $96.7 million and no debt as of June 30, 2006. Operating cash flow for the third quarter was $8.9 million. We continue to evaluate opportunities to put our strong balance sheet to work.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the company’s web site, www.surmodics.com, and click on the webcast icon. A replay of the third quarter conference call will be available by dialing 800-405-2236 and entering conference call ID 11064452. The audio replay will be available beginning at 6:00 p.m. CT on Wednesday, July 19, until 6:00 p.m. CT on Wednesday, July 26.

About SurModics, Inc.
SurModics, Inc. is a leading provider of surface modification technologies in the areas of biocompatibility, site specific drug delivery, biological cell encapsulation, and medical diagnostics. SurModics partners with the world’s foremost medical device, pharmaceutical and life science companies to bring innovation together for better patient outcomes. Recent collaborative efforts include the implementation of SurModics’ Bravo™ drug delivery polymer matrix as a key component of the first-to-market drug-eluting coronary stent. SurModics is also active in the ophthalmology market with a sustained drug delivery system that is currently in human trials for treatment of retinal disease. A significant portion of SurModics’ revenue is generated by royalties earned from the sale of our customers’ commercial products. SurModics is headquartered in Eden Prairie, MN. More information about the company can be found at www.surmodics.com. The content of SurModics’ web site is not part of this release or part of any filings the company makes with the SEC.
Safe Harbor for Forward Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and SurModics intends that such forward looking statements be subject to the safe harbor created thereby. SurModics does not undertake an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700

SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2006
	GAAP (1)	Adjustments	Non-GAAP (2)
Revenue:
Royalties and license fees	$13,948		$13,948
Product sales	2,659		2,659
Research & development	1,532		1,532

Total revenue	18,139		18,139

Operating expenses:
Product	891	(29)	862
Research & development	5,281	(714)	4,567
Sales & marketing	348	(55)	293
General & administrative	2,156	(808)	1,348

Total operating expenses	8,676	(1,606)	7,070

Income from operations	9,463	1,606	11,069

Investment income	1,102		1,102

Income before income taxes	10,565	1,606	12,171

Income tax provision	(4,207)	(532)	(4,739)

Net income	$6,358		$7,432

Basic net income per share	$0.34		$0.40

Diluted net income per share	$0.34		$0.39

Weighted average shares outstanding
Basic	18,570		18,570
Diluted	18,725		19,013

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges, including expensing of stock options as required by SFAS No. 123(R), and related tax effect.

SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2005
	GAAP (1)	Adjustments	Non-GAAP (2)
Revenue:
Royalties and license fees	$12,694		$12,694
Product sales	2,663		2,663
Research & development	1,161		1,161

Total revenue	16,518		16,518

Operating expenses:
Product	743		743
Research & development	4,494		4,494
Sales & marketing	341		341
General & administrative	1,792	(161)	1,631

Total operating expenses	7,370	(161)	7,209

Income from operations	9,148	(161)	9,309

Investment income	469		469

Income before income taxes	9,617		9,778

Income tax provision	(3,522)	(59)	(3,581)

Net income	$6,095		$6,197

Basic net income per share	$.33		$0.34

Diluted net income per share	$.32		$0.33

Weighted average shares outstanding
Basic	18,322		18,322
Diluted	18,928		18,928

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges and related tax effect.

SurModics, Inc.
Statements of Income
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	June 30, 2006
	GAAP (1)	Adjustments		Non-GAAP (2)
Revenue:
Royalties and license fees	$39,514			$39,514
Product sales	7,913			7,913
Research & development	4,884			4,884

Total revenue	52,311			52,311

Operating expenses:
Product	2,441	(80	) (3)	2,361
Research & development	14,935	(1,938	) (3)	12,997
Sales & marketing	1,052	(133	) (3)	919
General & administrative	6,887	(2,207	) (3)	4,680

Total operating expenses	25,315	(4,358)		20,957

Income from operations	26,996	4,358		31,354

Investment income	2,782			2,782
Impairment loss on investment	(4,651)	4,651	(4)	-

Income before income taxes	25,127	9,009		34,136

Income tax provision	(11,087)	(1,860	) (5)	(12,947)

Net income	$14,040			$21,189

Basic net income per share	$0.76			$1.15

Diluted net income per share	$0.75			$1.12

Weighted average shares outstanding
Basic	18,494			18,494
Diluted	18,681			18,940

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges (including expensing of stock options as required by SFAS No. 123(R)), the non-cash impairment loss detailed in Note (4), and the tax items detailed in Note (5).

(3)	Reflects non-cash compensation charges, including expensing of stock options as required by SFAS No. 123(R).

(4)	Reflects non-cash impairment loss on the Company’s investment in Novocell, Inc.

(5)	Non-GAAP results exclude a $465,000 benefit related to the reversal of a tax accrual resulting from settlement during the first quarter of a state’s prior year tax returns. In addition, no tax benefit has been recorded for the $4.7 million non-cash impairment loss.

SurModics, Inc.
Statements of Operations
Reconciliation of GAAP to Non-GAAP Amounts
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	June 30, 2005
	GAAP (1)	Adjustments		Non-GAAP (2)
Revenue:
Royalties and license fees	$35,052			$35,052
Product sales	6,984			6,984
Research & development	4,255			4,255

Total revenue	46,291			46,291

Operating expenses:
Product	2,092			2,092
Research & development	11,739			11,739
Sales & marketing	909			909
General & administrative	4,635	(405	) (3)	4,230
Purchased in-process R&D	30,277	(30,277	) (4)	-

Total operating expenses	49,652	(30,682)		18,970

Income (loss) from operations	(3,361)	30,682		27,321

Investment income	756			756

Income (loss) before income taxes	(2,605)	30,682		28,077

Income tax provision	(10,433)	(153)		(10,586)

Net income (loss)	($13,038)			$17,491

Basic net income (loss) per share	($.72)			$0.97

Diluted net income (loss) per share	($.72)			$0.95

Weighted average shares outstanding
Basic	18,008			18,008
Diluted	18,008			18,461

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

(2)	Non-GAAP figures exclude non-cash compensation charges and the non-cash IPR&D charge detailed in Note (4).

(3)	Reflects non-cash compensation charges.

(4)	Reflects non-cash IPR&D charge in connection with the Company’s acquisition of InnoRx, Inc. in January 2005.

SurModics, Inc.
Condensed Balance Sheets
(In thousands)

	June 30,	September 30,
	2006	2005
	(Unaudited)
Assets

Current assets:
Cash & investments	$50,596	$24,445
Accounts receivable	11,863	10,996
Inventories	1,115	1,091
Other current assets	2,079	5,072

Total current assets	65,653	41,604

Property & equipment, net	11,776	14,832
Long-term investments	46,095	48,874
Other assets	20,877	18,915

Total assets	$144,401	$124,225

Liabilities & Stockholders’ Equity

Total current liabilities	$5,613	$5,123

Other liabilities	2,582	3,521

Total stockholders’ equity	136,206	115,581

Total liabilities & stockholders’ equity	$144,401	$124,225

Certain information in this financial release may be considered non-GAAP Financial Information as contemplated by SEC Regulation G. Accordingly, we are providing the preceding tables, which reconcile results to their corresponding GAAP based operating results presented under our Statements of Income and Statements of Operations.
Management believes the presentation of these non-GAAP financial results, in connection with the results of the fiscal quarter ended June 30, 2006, provide useful information to investors regarding our results of operations, as these non-GAAP financial measures allow investors to better evaluate ongoing business performance and factors that influenced performance during the period under report, including when comparing against prior periods. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not a substitute for, financial measures prepared in accordance with GAAP.
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